Exhibit 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Registration No. 333-62094) of our report dated January 21, 2000, included in the Annual Report on Form 10-K of Eastern Enterprises for the year ended December 31, 1999, which is included in KeySpan Corporation's Form 8-K dated October 6, 2000, which Form 8-K is incorporated by reference in this registration statement and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 16, 2001